Exhibit 32.1

                   CERTIFICATE PURSUANT TO 18 U.S.C. (xi)1350

         This certificate is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certificate is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-KSB of Savoy Resources Corp. for the year ended December 31, 2005, I, Arthur Johsnon, hereby certify in my capacity as an officer of Savoy Resources Corp. that to my knowledge:

         1. The Annual Report on Form 10-KSB of Savoy Resources Corp. for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Annual Report on Form 10-KSB of Savoy Resources Corp. for the year ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Savoy Resources Corp.



Date:  May 22, 2006             /s/ Arthur Johnson
                                ---------------------------------------------
                                Arthur  Johnson,  President, Chief Executive
                                Officer, Chief Financial Officer, Principal
                                Accounting Officer and Director (Principal
                                Executive, Financial and Accounting Officer)


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